Press Release May 9, 2022

HF Sinclair Corporation Reports Quarterly Results and Announces Increased Regular Cash Dividend

•Reported net income attributable to HF Sinclair stockholders of $160.0 million, or $0.90 per diluted share, and adjusted net income of $175.6 million, or $0.99 per diluted share, for the first quarter

•Reported EBITDA of $359.8 million and Adjusted EBITDA of $376.7 million for the first quarter

•Announced reinstatement and increase of regular quarterly dividend to $0.40 per share

•Closed the acquisition of the Sinclair companies and established new parent company, HF Sinclair Corporation

•Commenced production of renewable diesel at the Cheyenne, Wyoming renewable diesel facility and commenced operations at the Artesia, New Mexico pre-treatment unit

Dallas, Texas, May 9, 2022 ‑ HF Sinclair Corporation (NYSE:DINO) (“HF Sinclair” or the “Company”) today reported first quarter net income attributable to HF Sinclair stockholders of $160.0 million, or $0.90 per diluted share, for the quarter ended March 31, 2022, compared to $148.2 million, or $0.90 per diluted share, for the quarter ended March 31, 2021.

The first quarter results reflect special items that collectively decreased net income by a total of $15.7 million. On a pre-tax basis, these items include acquisition integration costs of $25.0 million and decommissioning charges of $1.0 million related to the Cheyenne Refinery conversion to renewable diesel production, partially offset by a reduction in cost of goods sold by $8.6 million from lower of cost or market valuation. Excluding these items, net income for the current quarter was $175.6 million ($0.99 per diluted share) compared to net loss of $(85.3) million ($(0.53) per diluted share) for the first quarter of 2021, which excludes certain items that collectively increased net income by $233.5 million.

The HF Sinclair Board of Directors has declared the reinstatement of the regular quarterly dividend at an increased rate of $0.40 per share, compared to the first quarter 2021 dividend of $0.35 per share. The dividend is payable on June 2, 2022 to holders of record of common stock on May 23, 2022.

HF Sinclair’s CEO, Michael Jennings, commented, “The first quarter was transformational as we closed on the acquisition of the Sinclair companies, marking the new HF Sinclair, and made our first sales of renewable diesel from Cheyenne. Our combined, integrated platform delivered strong financial results led by the performance of our refining and lubricants segments. With the closing of the acquisitions of the Puget Sound refinery and Sinclair and our Renewables business approaching full operation, we are pleased to announce the first milestone in our capital return plan, an increased regular dividend of $0.40 per share. As we head into summer driving season, refining fundamentals are very favorable due to strong gasoline and diesel demand, coupled with low product inventories. We remain fully committed to our capital allocation strategy of returning $1 billion in cash to shareholders over the next twelve months.”

Refining segment income before interest and income taxes was $113.1 million for the first quarter of 2022 compared to $45.7 million in the first quarter of 2021. The segment reported EBITDA of $207.7 million for the first quarter of 2022 compared to $133.8 million for the first quarter of 2021. This increase was driven by higher sales volumes from the Puget Sound refinery and Sinclair acquisitions as well as the impact of stronger product demand on gross margins. Consolidated refinery gross margin was $12.69 per produced barrel, a 59% increase compared to $8.00 for the first quarter of 2021 and crude oil charge averaged 525,080 barrels per day (“BPD”) for the current quarter compared to 348,170 BPD for the first quarter of 2021.

Renewables segment loss before interest and income taxes was $(22.1) million for the first quarter of 2022 compared to $(13.2) million in the first quarter of 2021. The segment reported EBITDA of $(16.3) million for the first quarter of 2022 compared to $(12.8) million in the first quarter of 2021. Total sales volumes were 5 million gallons for the first quarter of 2022. The Cheyenne renewable diesel unit (“RDU”) was mechanically complete in the fourth quarter of 2021 and fully operational in the first quarter of 2022, the pre-treatment unit (“PTU”) at our Artesia, New Mexico facility was completed and fully operational in the first quarter of 2022 and the Artesia RDU is expected to be completed in the second quarter of 2022. Also, effective with the Sinclair acquisition that closed March 14, 2022, the Renewables segment includes the Sinclair RDU.

Marketing segment income before interest and income taxes was $5.3 million and reported EBITDA was $5.8 million for the first quarter of 2022. Total branded fuel sales volumes were 85 million gallons for the first quarter of 2022.

Lubricants and Specialty Products segment income before interest and income taxes was $124.7 million for the first quarter of 2022 compared to $67.0 million in the first quarter of 2021. The segment reported EBITDA of $145.3 million for the first quarter of 2022 compared to $87.1 million in the first quarter of 2021. This increase was driven by strong finished product demand and pricing initiatives that outpaced rising feedstock and energy costs.

Holly Energy Partners, L.P. (“HEP”) reported EBITDA of $72.8 million for the first quarter of 2022 compared to $96.2 million in the first quarter of 2021.

For the first quarter of 2022, net cash provided by operations totaled $461.0 million. At March 31, 2022, the Company's cash and cash equivalents totaled $592.3 million, a $357.8 million increase over cash and cash equivalents of $234.4 million at December 31, 2021. Additionally, the Company's consolidated debt was $3,374.7 million. The Company’s debt, exclusive of HEP debt, which is nonrecourse to HF Sinclair, was $1,740.3 million at March 31, 2022.

The Company has scheduled a webcast conference call for today, May 9, 2022, at 8:30 AM Eastern Time to discuss first quarter financial results. This webcast may be accessed at https://events.q4inc.com/attendee/607702822. An audio archive of this webcast will be available using the above noted link through May 23, 2022.

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. HF Sinclair supplies high-quality fuels to more than 1,300 Sinclair branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries. Through its subsidiaries, HF Sinclair produces renewable diesel at two of its facilities in Wyoming. HF Sinclair also owns a 47% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HF Sinclair subsidiaries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the Company’s and HEP’s ability to successfully integrate the Sinclair Oil Corporation (now known as Sinclair Oil LLC, “Sinclair Oil”) and Sinclair Transportation Company LLC (“STC”) businesses acquired from REH Company (formerly known as The Sinclair Companies) (collectively, the “Sinclair Transactions”) with their existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; the Company's ability to successfully integrate the operation of the Puget Sound refinery with its existing operations; the demand for and supply of crude oil and refined products, including uncertainty regarding the effects of the continuing coronavirus (“COVID-19”) pandemic on future demand and increasing societal expectations that companies address climate change; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand; the effects of current and/or future governmental and environmental regulations and policies, including the effects of current and/or future restrictions on various commercial and economic activities in response to the COVID-19 pandemic; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s and HEP’s efficiency in carrying out and consummating construction projects, including the Company's ability to complete announced capital projects, such as the construction of the Artesia renewable diesel unit and pretreatment unit, on time and within capital guidance; the Company's and HEP’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; uncertainty regarding the effects and duration of global hostilities and any associated military campaigns which may disrupt crude oil supplies and markets for the Company's refined products and create instability in the financial markets that could restrict the Company's ability to raise capital; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; a prolonged economic slowdown due to the COVID-19 pandemic which could result in an impairment of goodwill and/or long-lived asset impairments; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s and HEP’s SEC filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended March 31,		Change from 2021
	2022	2021	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$7,458,750	$3,504,293	$3,954,457	113%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	6,502,012	2,960,305	3,541,707	120
Lower of cost or market inventory valuation adjustment	(8,551)	(200,037)	191,486	(96)
	6,493,461	2,760,268	3,733,193	135
Operating expenses (exclusive of depreciation and amortization)	477,434	399,909	77,525	19
Selling, general and administrative expenses	110,422	81,975	28,447	35
Depreciation and amortization	144,601	124,079	20,522	17
Total operating costs and expenses	7,225,918	3,366,231	3,859,687	115
Income from operations	232,832	138,062	94,770	69

Other income (expense):
Earnings of equity method investments	3,626	1,763	1,863	106
Interest income	997	1,031	(34)	(3)
Interest expense	(34,859)	(38,386)	3,527	(9)
Gain on tariff settlement	—	51,500	(51,500)	(100)
Gain (loss) on foreign currency transactions	139	(1,317)	1,456	(111)
Gain on sale of assets and other	3,895	1,890	2,005	106
	(26,202)	16,481	(42,683)	(259)
Income before income taxes	206,630	154,543	52,087	34
Income tax expense (benefit)	21,329	(28,307)	49,636	(175)
Net income	185,301	182,850	2,451	1
Less net income attributable to noncontrolling interest	25,327	34,633	(9,306)	(27)
Net income attributable to HF Sinclair stockholders	$159,974	$148,217	$11,757	8%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$0.90	$0.90	$—	—%
Diluted	$0.90	$0.90	$—	—%
Cash dividends declared per common share	$—	$0.35	$(0.35)	(100)%
Average number of common shares outstanding:
Basic	175,081	162,479	12,602	8%
Diluted	175,081	162,479	12,602	8%

EBITDA	$359,766	$281,344	$78,422	28%
Adjusted EBITDA	$376,707	$47,308	$329,399	696%

Balance Sheet Data

	March 31,	December 31,
	2022	2021
	(In thousands)
Cash and cash equivalents	$592,278	$234,444
Working capital	$2,627,703	$1,696,990
Total assets	$17,733,097	$12,916,613
Long-term debt	$3,374,701	$3,072,737
Total equity	$8,876,977	$6,294,465

Segment Information

Effective the first quarter of 2022, we revised our reportable segments to align with certain changes in how our chief operating decision maker manages and allocates resources to our businesses. Accordingly, we created two new reportable segments, Renewables and Marketing. Our operations are now organized into five reportable segments, Refining, Renewables, Marketing, Lubricants and Specialty Products and HEP. Our operations that are not included in one of these five reportable segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

As a result of the Sinclair Transactions that closed on March 14, 2022, the operations of the acquired Sinclair businesses are reported in the Refining, Renewables, Marketing and HEP segments.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo and Woods Cross refineries and HollyFrontier Asphalt Company LLC (“HFC Asphalt”). Also, effective with our acquisition that closed November 1, 2021, the Refining segment includes our Puget Sound refinery, and effective with our acquisition that closed March 14, 2022, includes our Sinclair and Casper refineries. Refining activities involve the purchase and refining of crude oil and wholesale marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountains extending into the Pacific Northwest geographic regions of the United States. HFC Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The Renewables segment represents the operations of the Cheyenne RDU, which was mechanically complete in the fourth quarter of 2021 and fully operational in the first quarter of 2022, the PTU at our Artesia, New Mexico facility, which was completed and fully operational in the first quarter of 2022 and the Artesia RDU, which is expected to be completed in the second quarter of 2022. Also, effective with our acquisition that closed March 14, 2022, the Renewables segment includes the Sinclair RDU. During the construction phase of our RDUs and PTU, operating expense and capital expenditures were reported in the Corporate and Other segment, and this financial information has been retrospectively adjusted to reflect our current segment presentation.

The Marketing segment includes branded fuel sales through more than 300 distributors to more than 1,300 branded sites in the United States and licensing fees for the use of the Sinclair brand at more than 300 additional locations throughout the country.

The Lubricants and Specialty Products segment involves Petro-Canada Lubricants, Inc.’s (“PCLI”) production operations, located in Mississauga, Ontario, that includes lubricant products such as base oils, white oils, specialty products and finished lubricants, and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States, Europe and China. Additionally, the Lubricants and Specialty Products segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America and the operations of Red Giant Oil Company LLC, one of the largest suppliers of locomotive engine oil in North America. Also, the Lubricants and Specialty Products segment includes Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The HEP segment includes all of the operations of HEP, which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery processing units in the Mid-Continent, Southwest and Rocky Mountains geographic regions of the United States. The HEP segment also includes 50% ownership interests in each of the Osage Pipeline, the Cheyenne Pipeline and Cushing Connect, a 25.06% ownership interest in the Saddle Butte Pipeline and a 49.995% ownership interest in Pioneer Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP’s periodic public filings.

	Refining	Renewables	Marketing	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended March 31, 2022
Sales and other revenues:
Revenues from external customers	$6,371,894	$28,313	$277,041	$753,558	$27,944	$—	$7,458,750
Intersegment revenues	134,273	19,054	—	1,451	92,254	(247,032)	—
	$6,506,167	$47,367	$277,041	$755,009	$120,198	$(247,032)	$7,458,750
Cost of products sold (exclusive of lower of cost or market inventory)	$5,909,610	$44,271	$271,131	$504,577	$—	$(227,577)	$6,502,012
Lower of cost or market inventory valuation adjustment	$—	$(8,551)	$—	$—	$—	$—	$(8,551)
Operating expenses	$354,972	$27,096	$—	$66,001	$42,624	$(13,259)	$477,434
Selling, general and administrative expenses	$33,882	$872	$140	$41,749	$4,312	$29,467	$110,422
Depreciation and amortization	$94,681	$5,800	$501	$20,594	$21,586	$1,439	$144,601
Income (loss) from operations	$113,022	$(22,121)	$5,269	$122,088	$51,676	$(37,102)	$232,832
Income (loss) before interest and income taxes	$113,051	$(22,102)	$5,269	$124,701	$55,403	$(35,830)	$240,492
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$3,263	$22,064	$25,327
Earnings of equity method investments	$—	$—	$—	$—	$3,626	$—	$3,626
Capital expenditures	$29,920	$98,769	$—	$6,370	$14,147	$9,090	$158,296

	Refining	Renewables	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended March 31, 2021
Sales and other revenues:
Revenues from external customers	$2,957,033	$—	$521,998	$25,258	$4	$3,504,293
Intersegment revenues	60,462	—	2,565	101,926	(164,953)	—
	$3,017,495	$—	$524,563	$127,184	$(164,949)	$3,504,293
Cost of products sold (exclusive of lower of cost or market inventory)	$2,761,943	$—	$331,523	$—	$(133,161)	$2,960,305
Lower of cost or market inventory valuation adjustment	$(199,528)	$—	$—	$—	$(509)	$(200,037)
Operating expenses	$292,855	$12,821	$60,753	$41,365	$(7,885)	$399,909
Selling, general and administrative expenses	$28,496	$—	$45,553	$2,969	$4,957	$81,975
Depreciation and amortization	$88,082	$342	$20,121	$23,006	$(7,472)	$124,079
Income (loss) from operations	$45,647	$(13,163)	$66,613	$59,844	$(20,879)	$138,062
Income (loss) before interest and income taxes	$45,677	$(13,163)	$66,985	$86,758	$5,641	$191,898
Net income attributable to noncontrolling interest	$—	$—	$—	$1,646	$32,987	$34,633
Earnings of equity method investments	$—	$—	$—	$1,763	$—	$1,763
Capital expenditures	$40,361	$70,223	$4,087	$33,218	$2,072	$149,961

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (generally accepted accounting principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region is comprised of the El Dorado and Tulsa refineries. The West region is comprised of the Puget Sound, Navajo, Woods Cross, Sinclair and Casper refineries. The Puget Sound refinery was acquired November 1, 2021, and thus is included for the period January 1, 2022 to March 31, 2022. In addition, the refinery operations of the Sinclair and Casper refineries are included for the period March 14, 2022 (the date of acquisition) through March 31, 2022.

	Three Months Ended March 31,
	2022	2021
Mid-Continent Region
Crude charge (BPD) (1)	290,200	216,290
Refinery throughput (BPD) (2)	305,390	229,560
Sales of produced refined products (BPD) (3)	280,260	210,680
Refinery utilization (4)	111.6%	83.2%

Average per produced barrel (5)
Refinery gross margin	$9.32	$6.45
Refinery operating expenses (6)	6.02	9.91
Net operating margin	$3.30	$(3.46)

Refinery operating expenses per throughput barrel (7)	$5.53	$9.09

Feedstocks:
Sweet crude oil	63%	59%
Sour crude oil	14%	13%
Heavy sour crude oil	18%	22%
Other feedstocks and blends	5%	6%
Total	100%	100%

Sales of produced refined products:
Gasolines	50%	51%
Diesel fuels	33%	34%
Jet fuels	7%	5%
Fuel oil	1%	1%
Asphalt	3%	3%
Base oils	4%	4%
LPG and other	2%	2%
Total	100%	100%

	Three Months Ended March 31,
	2022 (8)	2021
West Region
Crude charge (BPD) (1)	234,880	131,880
Refinery throughput (BPD) (2)	259,340	144,600
Sales of produced refined products (BPD) (3)	241,910	144,260
Refinery utilization (4)	70.6%	91.0%

Average per produced barrel (5)
Refinery gross margin	$16.61	$10.26
Refinery operating expenses (6)	9.33	8.09
Net operating margin	$7.28	$2.17

Refinery operating expenses per throughput barrel (7)	$8.70	$8.07

Feedstocks:
Sweet crude oil	23%	24%
Sour crude oil	55%	59%
Heavy sour crude oil	7%	—%
Black wax crude oil	6%	8%
Other feedstocks and blends	9%	9%
Total	100%	100%

Sales of produced refined products:
Gasolines	52%	55%
Diesel fuels	27%	36%
Jet fuels	6%	—%
Fuel oil	10%	2%
Asphalt	2%	4%
LPG and other	3%	3%
Total	100%	100%

Consolidated
Crude charge (BPD) (1)	525,080	348,170
Refinery throughput (BPD) (2)	564,730	374,160
Sales of produced refined products (BPD) (3)	522,170	354,940
Refinery utilization (4)	88.6%	86.0%

Average per produced barrel (5)
Refinery gross margin	$12.69	$8.00
Refinery operating expenses (6)	7.55	9.17
Net operating margin	$5.14	$(1.17)

Refinery operating expenses per throughput barrel (7)	$6.98	$8.70

Feedstocks:
Sweet crude oil	45%	45%
Sour crude oil	32%	31%
Heavy sour crude oil	13%	14%
Black wax crude oil	3%	3%
Other feedstocks and blends	7%	7%
Total	100%	100%

	Three Months Ended March 31,
	2022	2021
Consolidated
Sales of produced refined products:
Gasolines	51%	54%
Diesel fuels	31%	35%
Jet fuels	6%	3%
Fuel oil	5%	1%
Asphalt	2%	3%
Base oils	2%	2%
LPG and other	3%	2%
Total	100%	100%

(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including HFC Asphalt) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (BPSD). As a result of our acquisition of the Puget Sound Refinery on November 1, 2021, and the Sinclair and Casper Refineries on March 14, 2022, our consolidated crude capacity increased from 405,000 BPSD at March 31, 2021 to 669,000 BPSD.
(5)Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Represents total Refining segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(7)Represents total Refining segment operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.
(8)We acquired the Sinclair and Casper Refineries on March 14, 2022. Refining operating data for the three months ended March 31, 2022 includes crude oil and feedstocks processed and refined products sold at our Sinclair and Casper Refineries for the period March 14, 2022 through March 31, 2022 only, averaged over the 90 days in the three months ended March 31, 2022.

Renewables Segment Operating Data

The following table sets forth information about our renewables operations.

Three Months Ended March 31, 2022
Renewables
Sales volumes (in thousand gallons)	4,943
Average per produced gallon (1)
Renewables gross margin	$0.63
Renewables operating expense (2)	5.48
Net operating margin	$(4.85)

(1)Represents average amount per produced gallons sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(2)Represents total Renewables segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of renewable diesel produced at our renewable diesel units.

Marketing Operating Data

The following table sets forth information about our Marketing operations and includes our Sinclair business for the period March 14, 2022 (the date of acquisition) through March 31, 2022.

Three Months Ended March 31, 2022
Marketing
Number of branded sites	1,323
Sales volumes (in thousand gallons)	84,913
Margin per gallon of sales (1)	$0.07

(1)Represents average amount per gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Lubricants and Specialty Products Segment Operating Data

The following table sets forth information about our lubricants and specialty products operations.

	Three Months Ended March 31,
	2022	2021
Lubricants and Specialty Products
Throughput (BPD)	19,340	20,410
Sales of produced products (BPD)	35,010	32,570

Sales of produced products:
Finished products	51%	52%
Base oils	30%	26%
Other	19%	22%
Total	100%	100%

Supplemental financial data attributable to our Lubricants and Specialty Products segment is presented below:

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Three months ended March 31, 2022
Sales and other revenues	$278,586	$687,947	$(211,524)	$755,009
Cost of products sold	$178,539	$537,562	$(211,524)	$504,577
Operating expenses	$30,814	$35,187	$—	$66,001
Selling, general and administrative expenses	$6,207	$35,542	$—	$41,749
Depreciation and amortization	$7,557	$13,037	$—	$20,594
Income from operations	$55,469	$66,619	$—	$122,088
Income before interest and income taxes	$58,050	$66,651	$—	$124,701
EBITDA	$65,607	$79,688	$—	$145,295

Three months ended March 31, 2021
Sales and other revenues	$173,442	$483,246	$(132,125)	$524,563
Cost of products sold	$132,532	$331,116	$(132,125)	$331,523
Operating expenses	$28,621	$32,132	$—	$60,753
Selling, general and administrative expenses	$6,739	$38,814	$—	$45,553
Depreciation and amortization	$7,305	$12,816	$—	$20,121
Income (loss) from operations	$(1,755)	$68,368	$—	$66,613
Income (loss) before interest and income taxes	$(1,755)	$68,740	$—	$66,985
EBITDA	$5,550	$81,556	$—	$87,106

(1)Rack Back consists of the PCLI base oil production activities, by-product sales to third parties and intra-segment base oil sales to Rack Forward.
(2)Rack Forward activities include the purchase of base oils from Rack Back and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties.
(3)Intra-segment sales of Rack Back produced base oils to Rack Forward are eliminated under the “Eliminations” column.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income attributable to HF Sinclair stockholders plus (i) interest expense, net of interest income, (ii) income tax provision and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) severance costs, (iii) restructuring charges, (iv) Cheyenne refinery LIFO inventory liquidation costs, (v) decommissioning costs, (vi) pre-close acquisition integration costs, (vii) acquisition integration and regulatory costs and (viii) gain on tariff settlement.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA.

	Three Months Ended March 31,
	2022	2021
	(In thousands)
Net income attributable to HF Sinclair stockholders	$159,974	$148,217
Add interest expense	34,859	38,386
Subtract interest income	(997)	(1,031)
Add (subtract) income tax expense (benefit)	21,329	(28,307)
Add depreciation and amortization	144,601	124,079
EBITDA	$359,766	$281,344
Subtract lower of cost or market inventory valuation adjustment	(8,551)	(200,037)
Add severance costs	—	514
Add restructuring charges	—	7,813
Add Cheyenne refinery LIFO inventory liquidation costs	—	923
Add decommissioning costs	957	8,251
Add pre-close acquisition integration costs	23,646	—
Add acquisition integration and regulatory costs	889	—
Subtract gain on tariff settlement	—	(51,500)
Adjusted EBITDA	$376,707	$47,308

EBITDA and Adjusted EBITDA attributable to our Refining segment is presented below:

	Three Months Ended March 31,
Refining Segment	2022	2021
	(In thousands)
Income before interest and income taxes (1)	$113,051	$45,677
Add depreciation and amortization	94,681	88,082
EBITDA	207,732	133,759
Subtract lower of cost or market inventory valuation adjustment	—	(199,528)
Adjusted EBITDA	$207,732	$(65,769)

(1)Income before interest and income taxes of our Refining segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Renewables segment is set forth below:

	Three Months Ended March 31,
Renewables Segment	2022	2021
	(In thousands)
Loss before interest and income taxes (1)	$(22,102)	$(13,163)
Add depreciation and amortization	5,800	342
EBITDA	(16,302)	(12,821)
Subtract lower of cost or market inventory valuation adjustment	(8,551)	—
Adjusted EBITDA	$(24,853)	$(12,821)

(1)Income before interest and income taxes of our Renewables segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA attributable to our Marketing segment is set forth below:

Marketing Segment	Three Months Ended March 31, 2022
(In thousands)
Income before interest and income taxes (1)	$5,269
Add depreciation and amortization	501
EBITDA	$5,770

(1)Income before interest and income taxes of our Marketing segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Lubricants and Specialty Products segment is set forth below.

Lubricants and Specialty Products Segment	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Three months ended March 31, 2022
Income before interest and income taxes (1)	$58,050	$66,651	$124,701
Add depreciation and amortization	7,557	13,037	20,594
EBITDA	$65,607	$79,688	$145,295

Three months ended March 31, 2021
Income (loss) before interest and income taxes (1)	$(1,755)	$68,740	$66,985
Add depreciation and amortization	7,305	12,816	20,121
EBITDA	5,550	81,556	87,106
Add restructuring charges	1,079	6,734	7,813
Adjusted EBITDA	$6,629	$88,290	$94,919

(1)Income (loss) before interest and income taxes of our Lubricants and Specialty Products segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total Refining segment revenues less total Refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Below are reconciliations to our consolidated statements of income for refinery net operating and gross margin and operating expenses, in each case averaged per produced barrel sold. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of average Refining segment net operating margin per produced barrel sold to refinery gross margin to total sales and other revenues

	Three Months Ended March 31,
	2022	2021
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per produced barrel sold	$5.14	$(1.17)
Add average refinery operating expenses per produced barrel sold	7.55	9.17
Refinery gross margin per produced barrel sold	12.69	8.00
Times produced barrels sold (BPD)	522,170	354,940
Times number of days in period	90	90
Refinery gross margin	596,370	255,557
Subtract rounding	187	(5)
Total Refining segment gross margin	596,557	255,552
Add Refining segment cost of products sold	5,909,610	2,761,943
Refining segment sales and other revenues	6,506,167	3,017,495
Add Renewables segment sales and other revenues	47,367	—
Add Marketing segment sales and other revenues	277,041	—
Add Lubricants and Specialty Products segment sales and other revenues	755,009	524,563
Add HEP segment sales and other revenues	120,198	127,184
Subtract corporate, other and eliminations	(247,032)	(164,949)
Sales and other revenues	$7,458,750	$3,504,293

Reconciliation of average Refining segment operating expenses per produced barrel sold to total operating expenses

	Three Months Ended March 31,
	2022	2021
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average operating expenses per produced barrel sold	$7.55	$9.17
Times produced barrels sold (BPD)	522,170	354,940
Times number of days in period	90	90
Refinery operating expenses	354,815	292,932
Add (subtract) rounding	157	(77)
Total Refining segment operating expenses	354,972	292,855
Add Renewables segment operating expenses	27,096	12,821
Add Lubricants and Specialty Products segment operating expenses	66,001	60,753
Add HEP segment operating expenses	42,624	41,365
Subtract corporate, other and eliminations	(13,259)	(7,885)
Operating expenses (exclusive of depreciation and amortization)	$477,434	$399,909

Reconciliation of renewables operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Renewables gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our renewables performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our renewables performance on a relative and absolute basis. Renewables gross margin per produced gallon sold is total Renewables segment revenues less total Renewables segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced renewables products sold. Net operating margin per produced gallon sold is the difference between renewables gross margin and renewables operating expenses per produced gallon sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of renewables gross margin and operating expenses to gross margin per produced gallon sold and net operating margin per produced gallon sold

Three Months Ended March 31, 2022
(Dollars in thousands, except for per gallon and margin amounts)
Renewables segment sales and other revenues	$47,367
Renewables segment cost of products sold	44,271
Lower of cost or market inventory adjustment	(8,551)
11,647
Subtract lower of cost or market inventory adjustment	(8,551)
Renewables gross margin	$3,096

Renewables operating expense	$27,096
Produced gallons sold (in thousand gallons)	4,943

Renewables gross margin per produced gallon sold	$0.63
Less operating expense per produced gallon sold	5.48
Net operating margin per produced gallon sold	$(4.85)

Reconciliation of Marketing operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Marketing gross margin is a non-GAAP performance measure that is used by our management and others to compare our Marketing performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our Marketing performance on a relative and absolute basis. Marketing gross margin per gallon sold is total Marketing segment revenues less total Marketing segment cost of products sold divided by sales volumes of Marketing products sold. This margin does not include the non-cash effects of depreciation and amortization. This component performance measure can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of Marketing gross margin to gross margin per gallon sold

Three Months Ended March 31, 2022
(Dollars in thousands, except for per gallon amounts)
Marketing segment sales and other revenues	$277,041
Marketing segment cost of products sold	271,131
Marketing gross margin	$5,910

Sales volumes (in thousand gallons)	84,913

Marketing segment gross margin per gallon sold	$0.07

Reconciliation of net income attributable to HF Sinclair stockholders to adjusted net income attributable to HF Sinclair stockholders

Adjusted net income attributable to HF Sinclair stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, severance costs, restructuring charges, Cheyenne refinery LIFO inventory liquidation costs, decommissioning costs, pre-close acquisition integration costs, acquisition integration and regulatory costs and gain on tariff settlement. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended March 31,
	2022	2021
	(In thousands, except per share amounts)
Consolidated
GAAP:
Income before income taxes	$206,630	$154,543
Income tax expense (benefit)	21,329	(28,307)
Net income	185,301	182,850
Less net income attributable to noncontrolling interest	25,327	34,633
Net income attributable to HF Sinclair stockholders	159,974	148,217

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	(8,551)	(200,037)
Severance costs	—	514
Restructuring charges	—	7,813
Cheyenne refinery LIFO inventory liquidation costs	—	923
Decommissioning costs	957	8,251
Pre-close acquisition integration costs	24,142	—
Acquisition integration and regulatory costs	889	—
Gain on tariff settlement	—	(51,500)
Total adjustments to income before income taxes	17,437	(234,036)
Adjustment to income tax expense (benefit) (1)	1,274	(525)
Adjustment to net income attributable to noncontrolling interest	496	—
Total adjustments, net of tax	15,667	(233,511)

Adjusted results - Non-GAAP:
Adjusted income (loss) before income taxes	224,067	(79,493)
Adjusted income tax expense (benefit) (2)	22,603	(28,832)
Adjusted net income (loss)	201,464	(50,661)
Less net income attributable to noncontrolling interest	25,823	34,633
Adjusted net income (loss) attributable to HF Sinclair stockholders	$175,641	$(85,294)
Adjusted earnings (loss) per share - diluted (3)	$0.99	$(0.53)

(1)Represents adjustment to GAAP income tax benefit to arrive at adjusted income tax expense (benefit), which is computed as follows:

	Three Months Ended March 31,
	2022	2021
	(In thousands)

Non-GAAP income tax expense (benefit) (2)	$22,603	$(28,832)
Add (subtract) GAAP income tax expense (benefit)	21,329	(28,307)
Non-GAAP adjustment to income tax expense (benefit)	$1,274	$(525)

(2)Non-GAAP income tax expense (benefit) is computed by (a) adjusting HF Sinclair’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.

(3)Adjusted earnings per share - diluted is calculated as adjusted net income (loss) attributable to HF Sinclair stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended March 31,
	2022	2021
	(Dollars in thousands)
GAAP:
Income before income taxes	$206,630	$154,543
Income tax expense (benefit)	$21,329	$(28,307)
Effective tax rate for GAAP financial statements	10.3%	(18.3)%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	(0.2)%	54.6%
Effective tax rate for adjusted results	10.1%	36.3%

FOR FURTHER INFORMATION, Contact:

Richard L. Voliva III, Executive Vice President and
    Chief Financial Officer
Craig Biery, Vice President,
Investor Relations
HF Sinclair Corporation
214-954-6510